UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2018

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

156 Valleyview Road, Kelowna, BC Canada	V1X 3M4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 765-6424

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 3.02        Unregistered Sales of Equity Securities

On October 31, 2018, Lexaria increased the size of its previously announced non-brokered private placement, closing on gross proceeds of US$1,515,440 (the “Offering”).

The Offering is comprised of 947,150 units (each, a “Unit”) at an issue price of US$1.60 per Unit. Each Unit consists of one common share of the Company (a “Share”) and one common share purchase warrant (each, a “Warrant”). Each Warrant shall entitle the holder to acquire one common share of the Company at a price of US$2.25 per common share for a period of 24 months following the closing of the Offering. Finder’s fees of US$45,080 and 28,175 finder’s warrants were paid on a portion of the proceeds raised, with each finder’s warrant having exercise terms identical to the Warrants issued.

The net proceeds of the Offering will be used to fund construction and development of the Company’s new Canadian-based laboratory; to accelerate Lexaria-developed R&D; and for general corporate purposes.

The Offering is subject to certain conditions including, but not limited to, the receipt of all necessary approvals, including the approval of the Canadian Securities Exchange and the applicable securities regulatory authorities. All securities issued will be subject to applicable hold periods in accordance with Canadian securities laws and will be “restricted securities” as defined under the securities law of the United States.

Item 7.01        Regulation FD Disclosure

A copy of the news release announcing it has increased and closed a previously announced non-brokered private placement is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

Item 9.01        Financial Statements and Exhibits

99.1	Press Release dated October 31, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date: November 6, 2018